Exhibit 23.3

                         Consent of Independent Auditors



We consent to the incorporation by reference in Amendment No. 1 to the Registration Statement (Form S-3 No. 333-125184) and related Prospectus of BNP Residential Properties, Inc. for the registration of 1,173,898 shares of its common stock of our reports dated October 23, 2004 on the Statement of Revenue and Certain Operating Expenses for Carriage Club Apartments; dated October 23, 2004 on the Statement of Revenue and Certain Operating Expenses for Oakwood Raleigh Apartments; dated December 10, 2004 on the Statement of Revenue and Certain Operating Expenses for Fairington Apartments; and dated February 23, 2005 on the Statements of Revenue and Certain Operating Expenses for Savannah Shores Apartments, included in its Annual Report (Form 10-K) for the year ended December 31, 2004, filed with the Securities and Exchange Commission. We also consent to the incorporation by reference of our report dated June 7, 2005 on the Statements of Revenue and Certain Operating Expenses for the Villages of Chapel Hill Apartments, included in BNP Residential Properties, Inc.'s Current Report on Form 8-K/A dated March 31, 2005 as filed with the Securities and Exchange Commission.



                                                        /s/ Ernst & Young LLP


Greenville, South Carolina
July 5, 2005

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